Exhibit 99.1

FTE Networks Reports First Quarter Revenue of $5.1MM With Third Consecutive Quarter of Growth in Operating Income

143% Increase in Revenue for the Period Ending March 31, 2017 compared to March 31, 2016

NAPLES, FL—(Marketwired - May 25, 2017) - FTE Networks, Inc. (OTCQX: FTNW) (“FTE” or the “Company”), a leading network infrastructure solutions provider in the technology and communications industries, today announced its financial results for the three months ended March 31, 2017, and provided an update on its recent acquisition of Benchmark Builders, Inc. (Benchmark). The Company’s results do not include Benchmark, as the acquisition closed after the quarter ended.

March 31, 2017, Financial Highlights

●	Telecom revenue of $5.1MM versus $2.1MM for same period 2016, a 143% increase

●	Telecom segment gross profit of $2.4MM versus $780,000 for same period 2016, a 207% increase

●	Gross margin increase of 100 basis points to 47% versus 37% for the period ending March 31, 2016

Recent Business Highlights

●	Launched transformative Edge Computing Technology, considered a “4th utility” for industry segments such as commercial real estate developers and owners

●	Closed 100% acquisition of Benchmark on April 20, 2017

●	Benchmark Quality of Earnings from top registered account firm reported:

●	Revenue of $389MM for full-year 2016;

●	$40.4MM proforma adjusted EBITDA with an adjusted EBITDA margin of 10.4% for full-year 2016

●	The acquisition has immediately created a combined $261MM project backlog for FTE and Benchmark for 2017, as of April 20, 2017

●	Implemented key hires to deliver on execution of aggressive growth plan and realize synergies between FTE and Benchmark, initially in the technology and real estate sectors

●	Continuing efforts to list on major stock exchange

First Quarter 2017 Financial Results

For the three months ended March 31, 2017, total revenues were $5.1MM compared to $2.1MM in the same period of 2016, a 143% increase. Company management continued to strategically expand its telecom revenue and Inside Plant segment, contributing to a gross margin increase of 10% over the same period in 2016. Further, the Company continues to expand its footprint and services to Fortune 100/500 clients. A net loss of $3.9MM, compared to the prior year three months’ $1.11MM loss, was largely the result of the noncash warrant valuation adjustment and one time M&A costs. The Company expects to release audited consolidated 2016 financial results for the combined Benchmark and FTE entities on or about the end of June 2017.

Benchmark Builders Transaction

FTE completed the acquisition of privately held Benchmark, a leading provider of construction management services based in New York, for $75MM on April 20, 2017. Benchmark has an Unaudited Independent Valuation of Quality of Earnings from a top independent registered accounting firm, which verifies 2016 revenues of $389MM, $40.4MM pro forma adjusted EBITDA and an EBITDA margin of 10.4% for 2016. As of April 20, 2017, FTE and Benchmark had a combined nine-month backlog of $261MM. The Company expects this backlog to increase significantly as it progresses on its growth strategy. The completion of the transaction and the strength of the combined entity provides for an immediate platform to “uplist” to a major stock exchange.

FTE and Benchmark continue to integrate accretive synergies and support the expansion of their service offerings nationally. Benchmark, a wholly owned subsidiary of FTE, is offering FTE’s transformational “compute to the edge” technology to the commercial property developers and owners in New York City and the surrounding region. Further, the transaction enables FTE to expand infrastructure services for Inside Plant (ISP) through the current and future Benchmark client base. Benchmark gives FTE access to major developers including the real estate investment trusts (REIT’s) as potential CrossLayer technology clients. Additionally, the transaction strengthens the opportunity to win contracts from Fortune 100/500 companies and enables Benchmark to access more clients as a public company. Benchmark will operate as a wholly owned subsidiary, without disruption to customers or stakeholders, enabling FTE to leverage the expertise of the Benchmark team and expand its footprint in New York City.

“We continue to build on our industry-leading position with our partnership with Benchmark, a growing pipeline, and several upcoming contracts expected to close over the quarter,” said Michael Palleschi, chairman and CEO of FTE. “The first quarter of 2017 is now the third consecutive quarter in which we have reported positive operating income. We are pleased with our progress and expect this momentum to continue throughout 2017 and beyond, as we continue to control expenses and improve margins,” Mr. Palleschi added.

About FTE Networks, Inc.

FTE Networks, Inc., and its subsidiaries provide end-to-end design, build, and support solutions for state-of-the-art network and commercial properties, creating the most advanced and transformative smart platforms and buildings. Working with some of the world’s leading Fortune 100/500 corporations and communications service providers, FTE’s businesses are predicated on smart design and consistent standards that reduce deployment costs and accelerate delivery of innovative projects and services. FTE Networks and its subsidiaries operate 8 Lines of Business, including Data Center Infrastructure, Fiber Optics, Wireless Integration, Network Engineering, Internet Service Provider, Construction Management, General Contracting, and Pre-Construction Services. With approximately 200+ employees, FTE and its entities have operations in 17 states. For more information, please visit www.ftenet.com.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements other than historical facts are forward-looking statements, which can be identified by the use of words such as: “believes,” “expects,” “opportunity,” “strategy,” “upcoming,” “intend,” “plan” and similar expressions and/or references to future periods. Examples of forward-looking statements include, among others, “Implemented key hires to deliver on execution of aggressive growth plan”; “The Company expects to release audited consolidated 2016 financial results for the combined Benchmark and FTE entities on or about the end of June 2017”; “The Company expects this backlog to increase significantly as it progresses on its growth strategy”; “The completion of the transaction and the strength of the combined entity provides for an immediate platform to “uplist” to a major stock exchange”; “Additionally, the transaction strengthens the opportunity to win contracts from Fortune 100/500 companies and enables Benchmark to access more clients as a public company”; “We continue to build on our industry-leading position with our partnership with Benchmark, a growing pipeline, and several upcoming contracts expected to close over the quarter”; and “We are pleased with our progress and expect this momentum to continue throughout 2017 and beyond, as we continue to control expenses and improve margins.”

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on FTE’s current expectations, beliefs and assumptions regarding future developments and their potential effects on FTE. These statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated, believed, estimated, or expected. These risks and uncertainties are described in detail in our filings with the Securities and Exchange Commission. Furthermore, there is no assurance that future developments affecting FTE will be those anticipated by FTE. FTE undertakes no obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be made from time-to-time, whether as a result of new information, future events, or otherwise, except as required under applicable securities laws.

Contact Information

●	Media and Investor Relations:
FTE Networks, Inc.
999 Vanderbilt Beach Rd., Suite 601
Naples, FL 23108
(877) 850-4308
ir@ftenet.com